Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information combines the historical financial results of operations of WaFd, Inc. (“WaFd”) and Luther Burbank Corporation (“LBC”) and reflects the acquisition of LBC by WaFd. The merger of WaFd and LBC (the “Corporate Merger”) closed after close of business on February 29, 2024, deemed effective March 1, 2024 (the “Merger Date”), and provided that each share of common stock of LBC issued and outstanding immediately prior to the effective time of the merger was automatically converted into the right to receive 0.3353 of a share (the “exchange ratio”) of common stock of WaFd. Promptly following the Corporate Merger, LBC’s wholly-owned bank subsidiary, Luther Burbank Savings, merged with and into Washington Federal Bank, dba WaFd Bank, WaFd’s wholly-owned bank subsidiary (“WaFd Bank”), with WaFd Bank as the surviving institution (the “Bank Merger”). The Corporate Merger and the Bank Merger are collectively referred to as the “Merger.” The following unaudited pro forma condensed combined financial information and the accompanying notes (the “unaudited pro formal financial information”) are presented to illustrate the estimated effects of the Merger.
The unaudited pro forma financial information is based on and should be read in conjunction with the separate historical financial statements and notes thereto in each of WaFd’s and LBC’s SEC filings including:
•the historical audited consolidated financial statements of WaFd and accompanying notes included in WaFd’s Annual Report on Form 10-K for the year ended September 30, 2023;
•the historical unaudited consolidated financial statements of WaFd and accompanying notes included in WaFd’s Quarterly Report on Form 10-Q for the six months ended March 31, 2024;
•the historical audited consolidated financial statements of LBC and accompanying notes included in LBC’s Annual Report on Form 10-K for the year ended December 31, 2022; and
•the historical unaudited consolidated financial statements of LBC and accompanying notes included in LBC’s Quarterly Reports on Form 10-Q for the nine months ended September 30, 2023 and September 30, 2022.

Additionally, the unaudited pro forma financial information is based on and should be read in conjunction with the separate historical financial statements and notes thereto in LBC’s audited consolidated financial statements and accompanying notes for the year ended December 31, 2023, furnished as exhibit 99.1 to the Current Report on Form 8-K/A to which this Exhibit 99.2 is attached.

The accompanying unaudited pro forma condensed combined statements of income for the year ended September 30, 2023 and the six months ended March 31, 2024, combine the historical consolidated statements of operations for WaFd and the historical consolidated statements of income for LBC for the same periods. As LBC’s fiscal year end differed from WaFd’s, the consolidated statement of operations was derived from subtracting the nine months ended September 30, 2022 from the year ended December 31, 2022 and adding the nine months ended September 30, 2023 to form a full year ended September 30, 2023. For the six months ended March 31, 2024, LBC’s historical consolidated statement of operations was derived from subtracting the nine months ended September 30, 2023 from the full year ended December 31, 2023, adding the unaudited results from January and February 2024.
The pro forma statements of operations presented below include adjustments that depict the effects of the purchase accounting adjustments present within WaFd’s March 31, 2024 statement of condition, as filed in WaFd’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, assuming those adjustments were made as of October 1, 2022 (the “pro forma transaction accounting adjustments”).
The unaudited pro forma financial information is provided for illustrative information purposes only. The unaudited pro forma financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Merger been completed as of the dates indicated or that may be achieved in the future.

Exhibit 99.2
The unaudited pro forma financial information also does not consider any potential effects of changes in market conditions on total interest income, expense efficiencies, asset dispositions, and share repurchases, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary purchase price allocation reflected in the unaudited pro forma financial information is subject to adjustment and may vary significantly from the final purchase price allocation.

WaFd has completed a preliminary valuation analysis and calculations necessary to arrive at the required estimates of the fair market value of the assets acquired or liabilities assumed and the pro forma transaction accounting adjustments herein are estimates based on these preliminary values. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma financial information may change the amount of the total purchase price allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of income. The final purchase price allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma financial information.

The transaction accounting adjustments have been made solely for the purpose of providing the unaudited pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2023

	WaFd Historical	LBC Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
	(In thousands, except share data)
INTEREST INCOME
Loans receivable[1]	$900,068	$296,628	$14,079	A	$1,210,775
Mortgage-backed securities	43,184	17,467	11,506	B	72,157
Investment securities and cash equivalents	99,703	26,559	—		126,262
Total interest income	1,042,955	340,654	25,585		1,409,194
INTEREST EXPENSE
Customer accounts	237,233	169,888	6,377	C	413,498
Borrowings, senior debt and junior subordinated debentures	115,488	51,623	(8,611)	D	158,500
Total interest expense	352,721	221,511	(2,234)		571,998
Net interest income	690,234	119,143	27,819		837,196
Provision for credit losses	41,500	4,068	16,000	E	61,568
Net interest income after provision	648,734	115,075	11,819		775,628
Total other income	52,201	4,130	—		56,331
Total other expense	376,035	67,887	10,619	F	454,541
Gain (loss) on real estate owned, net	176	—	—		176
Income before income taxes	325,076	51,318	1,200		377,594
Income tax provision	67,650	15,362	288	G	83,300
Net Income	257,426	35,956	912		294,294
Dividends on preferred stock	14,625	—	—		14,625
Net income available to common shareholders	$242,801	$35,956	$912		$279,669
Earnings per common share
Basic	$3.72				$3.40
Diluted	$3.72				$3.40
Weighted average number of common shares outstanding
Basic	65,192,510	50,834,747	(33,745,861)	H	82,281,396
Diluted	65,255,283	50,910,958	(33,822,072)	I	82,344,169
[1]Historical LBC interest income on loans receivable include interest on loans that have been classified as held for sale by WaFd. This income, although not likely to recur twelve months after the Merger Date, has not been removed as the funds from the sale will be redeployed by WaFd.

See accompanying notes to pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED MARCH 31, 2024

	WaFd Historical	LBC Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable[1]	$520,133	$130,125	$6,701	A	$656,959
Mortgage-backed securities	24,171	7,423	5,753	B	37,347
Investment securities and cash equivalents	61,368	14,129	—		75,497
Total interest income	605,672	151,677	12,454		769,803
INTEREST EXPENSE
Customer accounts	212,835	104,326	3,206	C	320,367
Borrowings, senior debt and junior subordinated debentures	82,003	22,481	(4,328)	D	100,156
Total interest expense	294,838	126,807	(1,122)		420,523
Net interest income	310,834	24,870	13,576		349,280
Provision for credit losses	16,000	4,166	(16,000)	E	4,166
Net interest income after provision	294,834	20,704	29,576		345,114
Total other income	27,559	2,679	—		30,238
Total other expense	230,252	45,783	4,106	F	280,141
Gain (loss) on real estate owned, net	511	—	—		511
Income before income taxes	92,652	(22,400)	25,470		95,722
Income tax provision	18,311	(4,688)	6,113	G	19,736
Net Income	74,341	(17,712)	19,357		75,986
Dividends on preferred stock	7,312	—	—		7,312
Net income available to common shareholders	$67,029	$(17,712)	$19,357		$68,674
Earnings per common share
Basic	$1.00				$0.81
Diluted	$1.00				$0.81
Weighted average number of common shares outstanding
Basic	67,197,352	50,902,739	(33,813,853)	H	84,286,238
Diluted	67,225,099	50,988,162	(33,899,276)	I	84,313,985
[1]Historical LBC interest income on loans receivable include interest on loans that have been classified as held for sale by WaFd. This income, although not likely to recur twelve months after the Merger Date, has not been removed as the funds from the sale will be redeployed by WaFd.

See accompanying notes to pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1 - Basis of Presentation
The accompanying unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X to illustrate the effects of the acquisition. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2023 combine the historical consolidated statement of operations of WaFd and the consolidated statement of income of LBC, giving effect to the acquisition as if it had been completed on October 1, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended March 31, 2024 combine the historical consolidated statement of operations of WaFd and LBC, giving effect to the acquisition as if it had been completed on October 1, 2022. The combined statement of financial condition has not been included as the statement of financial condition presented for March 31, 2024 within WaFd’s Quarterly Report on Form 10-Q reflects the combined entity.
Note 2—Preliminary Purchase Accounting Allocation
The transaction accounting adjustments depict the accounting for the Merger, including the preliminary purchase price allocation. The excess of the purchase price over the fair value of net assets acquired is recorded as goodwill. The pro forma transaction accounting adjustments included in the pro forma financial statements are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available.
The purchase price for purposes of the transaction accounting adjustments is calculated based on the number of shares of WaFd stock issued to LBC shareholders and the closing share price on the Merger Date as shown in the following table (amounts in thousands except share and per share data).

Number of WaFd common shares issued to LBC Shareholders	17,088,886
WaFd market price per share on February 29, 2024	$27.24
Purchase price of share issued to LBC shareholders	$465,501,255
Cash in lieu of fractional shares	$3,062
Total purchase price	$465,504,317

The following table depicts the preliminary purchase price allocation as of February 29, 2024 (in thousands):

Total purchase price		$465,504
Fair value of assets acquired:
Cash and cash equivalents	$627,403
Available-for-sale securities	516,308
Held-to-maturity securities	2,570
Loans receivable	3,205,350
Loans held for sale	2,993,223
Interest receivable	25,697
Premises and equipment	6,436
FHLB stock	35,831
Bank owned life insurance	17,781
Federal and state income tax assets, net	132,837
Other assets	112,907
Total assets acquired	$7,676,343
Fair value of liabilities assumed:
Customer deposits	$5,640,440
FHLB and FRB advances	1,432,138
Junior subordinated deferrable debentures	50,175
Senior debt	93,514
Accrued expenses and other liabilities	100,408
Total liabilities assumed	$7,316,675
Net assets acquired		$359,668
Preliminary goodwill		$105,836
As of the date of this Current Report on Form 8-K, WaFd has completed the preliminary valuation analysis and calculations necessary to arrive at the required estimates of the fair value of LBC’s assets acquired or liabilities assumed for acquisition accounting purposes. These estimates were recorded based on initial valuations available at the Merger Date, and these estimates, including initial accounting for deferred taxes, are subject to adjustment for up to one year after the Merger Date. In many cases, the determination of fair value required management to make estimates about discount rates, expected future cash flows, market conditions and other future events that are highly subjective in nature and subject to change. While the Company believes that the information available on the Merger Date provided a reasonable basis for estimating fair value, additional information may be obtained during the measurement period that would result in changes to the estimated fair value amounts. The measurement period ends on the earlier of one year after the Merger Date or the date the Company concludes that all necessary information about the facts and circumstances that existed as of the Merger Date have been obtained. Management anticipates that facts obtained during the measurement period could result in adjustments to the Merger Date valuation amounts presented herein. Final adjustments may differ from the amounts reflected in the unaudited pro forma financial information, and the differences may be material.

Any changes in the fair values of the net assets as compared with the information shown in the unaudited pro forma financial information may change the amount of the total purchase price allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of income. The final purchase price allocation may be materially different than the preliminary purchase price allocation presented in the unaudited pro forma financial information.

Note 3—Pro Forma Transaction Accounting Adjustments
The following pro forma transaction accounting adjustments have been reflected in the unaudited pro forma financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

		Year Ended September 30, 2023	Six Months Ended March 31, 2024
(dollars in thousands, except share data)
A	Adjustment to interest income on loans receivable
	To reflect accretion of loan rate discount and non-PCD loan credit discount resulting from fair value adjustments of $193.6 million and $19.2 million, respectively, using the effective yield method over the lives of the related loans based on their terms	$14,079	$6,701
B	Adjustment to interest income on mortgage-backed securities
	To reflect estimated accretion of the discount on acquired MBS securities fair value adjustment using the effective yield method over the estimated lives of the acquired portfolio, which is approximately 5 years for the $52.2 million available-for-sale discount and 8 years for the $0.3 million held-to-maturity discount.	$11,506	$5,753
C	Adjustment to interest expense on customer accounts
	To reflect accretion of the premium on certificates of deposit fair value adjustment of $12.3 million based on a weighted average live of approximately 23 months	$6,377	$3,206
D	Adjustment to interest expense on borrowings, senior debt and junior subordinated debentures resulting from fair value adjustments
	To reflect amortization of the $18.5 million discount on FHLB advances based on the weighted average remaining life of approximately 2.5 years	$(7,039)	$(3,538)
	To reflect amortization of the $11.7 million discount on junior subordinated deferrable debentures based on the weighted average remaining life of approximately 14 years	(831)	(418)
	To reflect amortization of the $1.5 million discount on senior debt based on the remaining life of 2 years	(741)	(372)
		$(8,611)	$(4,328)
E	Adjustment to provision for credit losses
	To record initial provision for credit losses on LBC’s non-PCD loans in FY 2023 and remove it from YTD 2024 results	$16,000	$(16,000)
F	Adjustments to other expenses
	To reflect amortization of acquired core deposit intangible assets of $37 million based on an amortization period of 6 years and using double-declining balance method of amortization	10,619	4,106
G	Adjustment to income tax provision
	To reflect the income tax effect of transaction accounting adjustments at the estimated combined statutory federal and state rate of 24%	$288	$6,113
H	Adjustments to basic weighted average number of shares outstanding
	To reflect the acquisition of LBC shares	(50,834,747)	(50,902,739)
	To reflect issuance of WaFd Inc. common stock at 0.3353 shares of WaFd Inc. common stock for each share of LBC common stock as described in Note 2	17,088,886	17,088,886
		(33,745,861)	(33,813,853)
I	Adjustments to diluted weighted average number of shares outstanding
	To reflect the acquisition of LBC shares	(50,910,958)	(50,988,162)
	To reflect issuance of WaFd Inc. common stock at 0.3353 shares of WaFd Inc. common stock for each share of LBC common stock as described in Note 2	17,088,886	17,088,886
		(33,822,072)	(33,899,276)